UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  October 7, 2009

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

The ATWOOD SOUTHERN CROSS remains “ready stacked” offshore Africa.  Currently, we do not expect the rig will return to work during calendar year 2009.  We are pursuing some short-term contract opportunities for the rig early in 2010; however, there is no guarantee that the rig will return to work in 2010.

The RICHMOND remains “ready stacked” in the U.S. Gulf of Mexico while contract opportunities are currently being pursued.  The RICHMOND is being offered for short term opportunities that would commence prior to the end of the calendar year; however, its dayrate is expected to be in the mid-to-lower $30,000’s.

The ATWOOD BEACON is en-route to Equatorial Guinea and is expected to commence its estimated 240 days contract with Hess Equatorial Guinea, Inc. in early November 2009.

Information with respect to the Company’s Fleet Status Report at October 7, 2009 is attached hereto as Exhibit 99.1.  Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 19 of the Exchange Act.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

ITEM 9.01                      EXHIBITS

EXHIBIT 99.1    Fleet Status Report at October 7, 2009

EXHIBIT INDEX

EXHIBIT NO.                                        DESCRIPTION

99.1	Fleet Status Report at October 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: October 7, 2009